                                                                   EXHIBIT 3(i)

                                RESTATED CHARTER
                                       OF
                       FIRST NATIONAL HOLDING CORPORATION

         Under Section 48-304 of the General Corporation Act

         Pursuant to the provisions of Section 48-304 of the Tennessee

General Corporation Act, the undersigned Corporation adopts the follow-

ing Restated Charter:

                                    PART I.

1.       NAME.

                 The name of the Corporation shall be: FIRST TENNESSEE NATIONAL

CORPORATION.

2.       DURATION.

                 The duration of the Corporation is perpetual.

3.       ADDRESS.

                 The address of the principal office of the Corporation in the

State of Tennessee shall be: 165 Madison Avenue, Memphis, Tennessee

38103.

4.       PROFIT.

                 The Corporation is for profit.

5. PURPOSES.

                 The purpose or purposes for which the Corporation is organized are, to the extent permitted by law:

                          (a) To subscribe for, purchase, lease or otherwise
                 acquire and to receive, own, hold, sell, exchange, lease, mortgage, pledge, assign or otherwise dispose of, and otherwise deal in and with "securities" (as such term is herein defined) issued or created by, or other property (real or personal) of any person, corporation, associa-tion, firm, trust, organization or other entity whatso-ever, including but not limited to this corporation and any national banking association, state-chartered bank, savings bank and trust company, wherever located or organized and whether public, private or municipal, of this state, or any district territory, subdivision, municipality or department thereof, or any other state or any district, territory, subdivision, municipality or department thereof, or any country, nation or government, or any district, territory, subdivision, municipality or department thereof; to possess and exercise any and all rights, powers and privileges of ownership of such securi-ties or other property, including without limitation the right to vote on such securities; and to issue or deliver in payment or exchange, in whole or in part, for any such securities or other property, its own stock, bonds, notes or other obligations, or to make payment for any such securities or other property by any other lawful means;
                 and to do any and all acts and things necessary or advisable for the preservation, protection, improvement or enhance-ment in value of any such securities or other property.
                 The term "securities" as used in this Article 5 shall mean any and all shares, stocks, bonds, debentures, notes, mortgages, acceptances, evidences of indebtedness or obligations, certificates of interest or participation in any property or venture, scrip, interim receipts, voting trust certificates, instruments or interests commonly known as securities, and any and all certificates of interest or participation in, or of deposit of, any of the foregoing, or receipts for, guaranties of, or warrants or rights to subscribe for or purchase any of the foregoing.

                          (b) To promote, finance and assist, financially or
                 otherwise, whether by loan, guaranty, subsidy or otherwise, any person, corporation, partnership, association, firm, trust, organization or other entity in which the Corpora-tion shall have any interest; to guarantee the payment of dividends on any stock or the payment of the obligations issued or incurred by any such person, corporation, partnership, association, firm, trust, organization or other entity, to issue its own stock, bonds or other obligations in payment or exchange for any securities or other property acquired (pursuant to a merger, consolida-tion or otherwise) by any such person, corporation, partnership, association, firm, trust, organization or other entity; and to do any and all other acts and things for the enhancement, protection or preservation of any securities which are in any manner, directly or indirectly, owned, held or guaranteed by the Corporation.

                          (c) To render assistance, service, counsel and advice
                 to, and to act as representative in any capacity (whether managing, operating, financial, purchasing, selling, advertising or otherwise) of any person, corporation, partnership, association, firm, trust, organization or other entity, including without limitation those in which the Corporation shall have any interest.

                          (d) To acquire by purchase, lease, exchange or
                 otherwise, to own, hold, use, manage, develop, improve and to sell, lease, mortgage, exchange and otherwise deal in, real estate and any interest or right therein and personal property of every class and description, either for its own account on for the account of others, to erect, construct, rebuild, repair, manage and control, lease, buy and sell, any and all kinds of and interest in real estate and personal property; and to engage generally in the business of operating and leasing real estate and personal property of every character and description.

                          (e) To buy, sell, produce, manufacture and dispose
                 of all kinds of goods, documents, instruments, general intangibles, chattel paper, accounts, contract rights, wares, foods, potables, merchandise, manufactures, commodities, furniture, machinery, tools, supplies and products of any kind, character or description whatsoever, and generally to engage in any mercantile, manufacturing or commercial business of any kind or character whatsoever throughout the world, and to do all things incidental to any such business or businesses.

                          (f) To enter into any lawful arrangements for sharing
                 profits, union of interest, reciprocal concession or cooperation, with any corporation, association, partner-ship, syndicate, entity, person or governmental, municipal or public authority, domestic or foreign in the carrying on of any business which the Corporation is authorized to carry on or any business or transaction deemed necessary, convenient or incidental to carrying out any of the purposes of the Corporation.

                          (g) To issue bonds, debentures, convertible deben-
                 tures, notes, commercial paper, or other obligations of this Corporation, from time to time for any of the objects or purposes of the Corporation and to secure the same by mortgage, pledge, deed of trust or otherwise.

                          (h) To guarantee obligations of any other entity
                 and to secure such guaranties by mortgage, pledge or otherwise by vote of a majority of the entire Board of Directors.

                          (i) To indemnify the officers and directors during
                 their term of office or thereafter for actions arising during their term of office, either directly or through the purchase of insurance, for expenditures as parties to suits by or in the right of the Corporation or other than by or in the right of the Corporation to the extent permitted by the statutes of Tennessee.

                          (j) Without in any way limiting any of the objects
                 or purposes or powers, whether primary or secondary of the Corporation, it is hereby expressly declared and provided that the Corporation shall have power to do all acts or things necessary, incidental or convenient to do, or calculated, directly or indirectly, to promote the interest of the Corporation, or enhance the value or render profitable any of its property or rights; and in carrying on its business or businesses, or for the purpose of obtaining or furthering any of its objects, to do any and all things and exercise any and all powers, rights and privileges which a corporation for profit may now or hereafter be permitted to do or to exercise under the laws of the State of Tennessee; and to do any and all of the acts and things herein set forth to the sane extent as natural persons could do, and in any part of the world, as principal, factor, agent, contractor, trustee or otherwise, either alone or in syndicates, or otherwise in conjunction with any person, entity, syndi-cate, partnership, association or corporation, governmen-tal or public bodies or authorities of any kind, domestic or foreign; to establish and maintain offices and agencies and to exercise all or any of its corporate powers and rights throughout the world.

                          (k) To engage, in addition to the foregoing, in
                 any lawful act or activity for which corporations may be organized under the Tennessee General Corporation Act.

                          (1) It is the intention that the objects, purposes
                 and powers specified in the fifth paragraph hereof shall, except where otherwise specified in said paragraph, be no-wise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this Charter, but that the objects, purposes and powers specified in the fifth paragraph and in each of the clauses or paragraphs of this Charter shall be regarded as independent objects, purposes and powers.

                 The foregoing clauses shall be construed both as purposes and powers, and it is hereby expressly provided that the foregoing enumera-

tion of specific powers shall not be held to limit or restrict in any manner the powers of this Corporation.

6. SHARES.

                 The maximum number of shares which the Corporation shall have authority to issue is as follows:

         (a) Five Million (5,000,000) shares of common stock of a par value of $5.00 each;

         (b) Five Hundred Thousand (500,000) shares of preferred stock,

having no par value.

7. COMMENCEMENT OF BUSINESS.

                 The Corporation will not commence business until consideration of One Thousand Dollars ($1,000.00) has been received for the issuance of shares.

8. PREEMPTIVE RIGHTS.

                 No shareholder of the Corporation shall because of his

ownership of stock have a preemptive or other right to purchase, subscribe for or take any part of any stock or any part of the notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase stock of the Corporation issued, optioned or sold by it after its incorporation. Any part of the capital stock and any part of the notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase stock of the Corporation authorized by this Restated Charter or by any amendment duly filed,

may at any time be issued, optioned for sale and sold or disposed of by the Corporation pursuant to a resolution of its Board of Directors to such persons and upon such terms as may to such Board seem proper without first offering such stock or securities or any part thereof to existing shareholders.

9. COMMON STOCK.

         The entire voting power of the Corporation shall be vested in the common stock, provided, however, that the Board of Directors is authorized by this Charter to issue, from time to time, serial preferred stock of the Corporation in one or more series each of which constitutes a separate class, and prior to issuance to fix and determine the distinguishing characteristics and rights, privileges and immunities of each such series. Such characteristics and rights, privileges and immunities may include, but are not limited to, the voting rights of such serial preferred stock and such voting rights of such serial preferred stock may, if so determined by the Board of Directors prior to the issuance of such serial preferred stock, give to the holders of such serial preferred stock voting rights equal to those of the holders of the common stock.

10. SERIAL PREFERRED STOCK.

         The shares of any preferred class may be divided into and issued in series. If the shares of any such class are to be issued in series,

then each series shall be so designated to distinguish the series thereof from all the shares of all other series and classes. All shares of the same series shall be identical. Any or all of the series of any class may vary in the relative rights and preferences as between the different series to the extent permitted by the statutes of Tennessee. The Board of Directors shall have the authority to divide any or all such classes into series and, within the limitation of the statutes of the State of Tennessee and particularly Sections

48-502 and 48-503, fix and determine the relative rights and preferences of the shares of any series so established.

         The Board of Directors is authorized to issue the preferred stock, without par value, in one or more series, from time to time with such voting powers, full or limited, but not to exceed one vote per share or without voting powers, and with such designations,

preferences and relative participating, optional or other special rights and qualifications, limitations and restrictions thereof, as may be provided in a resolution or resolutions adopted by the Board of

Directors. The authority of the Board of Directors shall include,

but not be limited to, the determination or fixing of the following with respect to shares of such class or any series thereof: (1)

the number of shares and designation; (2) the dividend rate and whether dividends are to be cumulative; (3) whether shares are to be redeemable and, if so, the terms and amount of any sinking fund for the purchase or redemption of such shares; (4) whether shares shall be convertible and, if so, the terms and provisions applying; (5)

what voting rights are to apply, if any, not to exceed one vote per share; and (6) what restrictions are to apply, if any, on the issue or re-issue of any additional preferred stock.

11. ADDITIONAL POWERS.

         (a) The Corporation shall have the right to purchase, take,

receive or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of its own shares; but purchases of its own shares, whether direct or indirect, shall be made only to the extent of unreserved and unrestricted earned or capital surplus available therefor.

         (b) Other provisions: Management. The Corporation shall be managed by the Board of Directors, which shall exercise all powers conferred under the laws of the State of Tennessee including without limitation the power:

                 (1) To hold meetings, to have one or more offices, and to keep the books of the corporation, except as other-wise expressly provided by law, at such places, whether within or without the State of Tennessee, as may from time to time be designated by the Board.

                 (2) To make, alter and repeal bylaws of the cor-poration, subject to the reserved power of the share-holders to make, alter and repeal bylaws.

                 (3) To approve the issuance or sale of any of its authorized but unissued shares of any class, bonds or other securities and rights or options entitling the holders thereof to purchase from the corporation shares of any class or classes to approve the purchase or other acquisition of or the reissuance, sale or other disposi-tion of treasury shares; to fix the consideration to be received for such shares of any class, bonds or other securities, rights or options and to cause to be issued any such shares of any class, bonds or other securities, rights or options.

                 (4) To use or apply any funds of the corporation lawfully available therefor for the purchase or acquisi-tion of shares of the capital stock or bonds or other securities of the corporation, in the market or otherwise, at such price as may be fixed by the Board, and to such extent and in such manner and for such purposes and upon such terms as the Board may deem expedient and as may be permitted by law, and to sell, exchange, transfer, re-issue or cancel such shares of the capital stock of the corporation upon such terms and for such consideration as it may deem proper.

                 (5) To determine whether and to what extent and at what times and places and under what conditions and regu-lations the accounts and books of the corporation, or any of them, shall be open to the inspection of the share-holders, and no shareholder shall have any right to inspect any account, record, book or document of the corporation, except as conferred by the laws of the State of Tennessee or as authorized by the Board.

                 (6) To remove any director for cause as defined by the laws of the State of Tennessee by a vote of a majority of the entire Board of Directors.

                 (7) To fill any newly created directorships.
         resulting from an increase in the number of directors and any vacancies occurring in the Board for any reason, (including removal of directors without cause by the shareholders or for cause by the Board of Directors or the shareholders.)

                 (8) To designate an executive committee consisting of three or more directors and such other committees consisting of three or more directors and to delegate to such executive committee or other committees all such authority of the Board that it deems desirable within the limits prescribed by the statutes of the State of Tennessee.

                 (9) To designate the officer or officers of the corporation who shall vote the shares of capital stock held by the corporation in other corporations and to authorize the execution of any proxy that may be necessary in connection therewith.

                                    PART II.

1.       The date of filing of the original Charter by the Secretary of State was September 23, 1968.

2.       The Restated Charter restates the text of the Charter, as

previously amended and restated, and further amends or changes the

Charter as specified below. The Restated Charter was duly authorized at a meeting of the shareholders on October 26, 1971:

PART I:

                 (a) Paragraph 1 hereby deleted in its entirety and
         Article 1 of Part I is substituted therefor;

                 (b) Paragraph 3 is hereby deleted in its entirety and Article 3 of Part I is substituted therefor;

                 (c) Paragraph 5 is hereby deleted in its entirety and
         Article 5 of Part I is substituted therefor;

                 (d) Paragraph 6 is hereby deleted in its entirety and Article 6 of Part I is substituted therefor;

                 (e) Paragraph 8 is hereby deleted in its entirety and there are added to the Charter the following Articles of Part 1:

                          Article 8, which restates but does not change
                 the provisions on preemptive rights;
                          Article 9;
                          Article 10;
                          Article 11.


DATED October 26, 1971.

                                           FIRST NATIONAL HOLDING CORPORATION


                                           By:  /s/ Lee Welch
                                                    Secretary

                          ARTICLES OF AMENDMENT TO THE

                                   CHARTER OF

                      FIRST TENNESSEE NATIONAL CORPORATION

         Pursuant to the provisions of Section 48-303 of the Tennessee General Corporation Act, the undersigned Corporation adopts the following articles of amendment to its Charter:

1.       The name of the corporation is First Tennessee
         National Corporation.

2.       The amendment adopted is:
                 Article VI is hereby amended to read as
                 follows:

                 6. SHARES.

                    The maximum number of shares which
                    the Corporation shall have authority
                    to issue is as follows:

                    (a) Fifteen million (15,000,000) shares
                    of common stock of a par value of
                    $2.50 each;

                    (b) Five hundred thousand (500,000)
                    shares of preferred stock, having
                     no par value.

3. The amendment was duly adopted at a meeting of the shareholders on April 17, 1973.

4. The increase in authorized shares provides sufficient shares for issuance in connection with a two for one stock split approved by the shareholders on April 17, 1973.
         The authorized common shares with a par value of $5.00 a share are hereby changed to common shares with a par value of $2.50 a share. The aggregate amount of the stated capital of the Corporation which shall be represented by the common shares of the par value of $2.50 a share that shall be issued and outstanding upon the taking effect of the stock split, shall be the same as the aggregate amount of the stated capital of the Corporation which shall be represented by the common shares of the par value of $5.00 a share that shall be issued as outstanding immediately prior to the taking effect of the stock split.

5.       The amendment is to be effective April 27, 1973.



DATE: April 17, 1973              FIRST TENNESSEE NATIONAL CORPORATION

                                  BY:      /s/ Lee Welch
                                           Lee Welch, Secretary

                            ARTICLES OF AMENDMENT TO
                                 THE CHARTER OF
                      FIRST TENNESSEE NATIONAL CORPORATION

         Pursuant to the provisions of Section 48-303 of the Tennessee General Corporation Act, the undersigned Corporation adopts the follow-ing Articles of Amendment to its Charter:

1.       The name of the Corporation is First Tennessee National
         Corporation.

2. The Amendment is that Section 11(b) (8) be amended to read as follows and Section 11(b) (10) be adopted to read as follows:

         "(8) To designate an Executive Committee consisting of two or more directors and such other committees consisting of two or more persons, who may or may not be directors, and to delegate to such Executive Committee and other committees all such authority of the Board that it deems desirable within the limits prescribed by the statutes of the State of Tennessee."

         "(10) To take any action required or permitted of the Board without a meeting on written consent, setting forth the action so taken, signed by all directors entitled to vote thereon."

3. The Amendment was duly adopted at a meeting of the shareholders on April 15, 1980.

4. The Amendment shall be effective when filed by the Secretary of State.


Date: April 15, 1980                       First Tennessee National Corporation

                                           By:     /s/ Harry A. Johnson, III
                                                   Harry A. Johnson, III,
                                                   Assistant Secretary

                             ARTICLES OF AMENDMENT
                                 TO CHARTER OF
                      FIRST TENNESSEE NATIONAL CORPORATION

         Pursuant to the provisions of Section 48-1-303 of the Tennessee General Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Charter:

1.       The name of the corporation is First Tennessee National
         Corporation.

2.       The amendment adopted is as follows:

         Delete Article 6 of the Charter in its entirety and substitute therefor the following:

                 6.       SHARES.

                          The maximum number of shares which the Corporation shall have authority to issue is as follows:

                                  (a)      Twenty-five million (25,000,000)
                                           shares of common stock of a par
                                           value of $2.50 each; and

                                  (b)      Five hundred thousand (500,000)
                                           shares of preferred stock having no
                                           par value.

3. The amendment was duly adopted at a meeting of the shareholders on April 16, 1985.

4. The amendment is to be effective when filed by the Secretary of State.


                                        FIRST TENNESSEE NATIONAL CORPORATION


                                             /s/ Lenore S. Halle
                                        By:  Lenore S. Halle, Secretary



Date: April 16, 1985

                             ARTICLES OF AMENDMENT
                                 TO CHARTER OF
                      FIRST TENNESSEE NATIONAL CORPORATION

         Pursuant to the provisions of Section 48-1-303 of the Tennessee General Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Charter:

1.       The name of the corporation is First Tennessee National
         Corporation.

2.       The amendments adopted are as follows:

         (1) Section (a) of Article 6 of the Company's Charter is amended to read as follows:

                 "(a) Fifty million (50,000,000) shares of common stock of a par value of $2.50 each; and".

         (2) Section (b) of Article 6 of the Company's Charter is amended to read as follows:

                 "(b) Five million (5,000,000) shares of preferred stock, having no par value."

         (3) Article 9 of the Company's Charter is amended to read in its entirety as follows:

                 "9. COMMON STOCK.

                 The entire voting power of the Corporation shall be vested in the common stock; provided, however, that the Board of Directors is authorized by this Charter to issue, from time to time, serial preferred stock of the Corporation in one or more series each of which constitutes a separate class, and prior to issuance to fix and determine the distinguishing characteristics and rights, privileges and immunities of each such series. Such characteristics and rights, privileges and immunities may include, but are not limited to, the voting rights of such serial preferred stock, and such voting rights of such serial preferred stock may, if so determined by the Board of Directors prior to the issuance of such serial preferred stock, give to the holders of such serial preferred stock voting rights equal to, greater than or less than those of the holders of common stock."

         (4) The second paragraph of Article 10 of the Company's Charter is amended to read as follows:
                 "The Board of Directors is authorized to issue the preferred stock, without par value, in one or more series, from time to time, with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative partici-pating, optional or other special rights and quali-fications, limitations and restrictions thereof, as may be provided in a resolution or resolutions adopted by the Board of Directors. The authority of the Board of Directors shall include, but not be limited to, the determination or fixing of the following with respect to shares of such class or any series thereof: (1) the number of shares and designation; (2) the dividend rate and whether dividends are to be cumulative; (3) whether shares are to be redeemable and, if so, the terms and amount of any sinking fund for the purchase or redemption of such shares; (4) whether shares shall be convertible and, if so, the terms and provisions applying; (5) what voting rights are to apply, if any; and (6) what restrictions are to apply, if any, on the issue or re-issue of any additional preferred stock."

         (5) A new Article 12 of the Company's Charter is hereby adopted as follows:

                 "12. NUMBER, ELECTION AND TERMS OF DIRECTORS.

                 (a) The number of directors of the Corporation which shall constitute the entire Board of Directors shall be fixed from time to time in the Bylaws of the Corpo-ration. Any such determination shall continue in effect unless and until changed, but no such changes shall affect the term of any director then in office. Upon the adoption of this Article 12, the directors shall be divided into three classes (I, II and III), as nearly equal in number as possible. The initial term of office for members of Class I shall expire at the annual meeting of stockholders in 1988; the initial term of office for members of Class II shall expire at the annual meeting of shareholders in 1989; and the initial term of office for members of Class III shall expire at the annual meeting of shareholders in 1990. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, and shall continue to hold office until their respective successors are duly elected and qualified. In the event of any increase in the number of directors of the Corpora-tion, the additional directors shall be so classified that all classes of directors have as nearly equal numbers of directors as may be possible. In the event of any decrease in the number of directors of the Corporation, all classes of directors shall be decreased equally as nearly as may be possible.

                 (b) Newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification or any other cause (except removal from office) shall be filled only by the Board of Directors, provided that a quorum is then in office and present, or only by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. Any vacancies on the Board of Directors resulting from removal from office may be filled by the affirmative vote of the holders of at least a majority of the voting power of all outstanding voting stock or, if the shareholders do not so fill such a vacancy, by a majority of the directors then in office. Directors elected to fill a newly created directorship or other vacancy shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor has been duly elected and qualified. The directors of any class of directors of the Corporation may be removed by the shareholders only for cause by the affirmative vote of the holders of at least a majority of the voting power of all outstanding voting stock.

         (c) The Bylaws or any Bylaw of the Corporation may be adopted, amended or repealed only by the affirmative vote of not less than a majority of the directors then in office at any regular or special meeting of directors or by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all outstanding voting stock at any annual meeting or any special meeting called for that purpose. Any provision of the Charter which is inconsistent with any provision of the Bylaws of the Corporation may be adopted only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all outstanding voting stock at any annual meeting or any special meeting called for that purpose.

         (d) Notwithstanding any other provisions of this Charter or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Charter, the Bylaws of the Corporation or otherwise), the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all outstanding voting stock shall be required to adopt any provisions inconsistent with, or to amend or repeal, this Article 12.

         (e) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or by series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Charter applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article 12 unless expressly provided by such terms."

3. The amendments were duly adopted at a meeting of the shareholders on April 21, 1987.

4.  The amendments are to be effective when filed by the Secretary of State.


                                           FIRST TENNESSEE NATIONAL CORPORATION



                                           By:     /s/ Lenore S. Halle
                                                   Lenore S. Halle, Secretary


Date: April 21, 1987

2480p

                           ARTICLES OF AMENDMENT TO
                                  CHARTER OF
                      FIRST TENNESSEE NATIONAL CORPORATION

         Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Charter:

1.       The name of the corporation is First Tennessee National
         Corporation.

2.       The amendment adopted is as follows:

                 A new Article 13 of the Company's Charter is hereby adopted as follows:

                 "13. DIRECTOR LIABILITY.

                 No director shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) under Section 48-18-304, or any successor provision thereto, of the Tennessee Business Corporation Act."

3. The amendment was duly adopted at a meeting of the shareholders on April 19, 1988.

4. The amendment shall be effective when filed by the Secretary of State.

                                           First Tennessee National Corporation



                                           By: /s/ Lenore S. Halle, Secretary
                                                   Lenore S. Halle, Secretary


DATE: April 19, 1988


2995p2

                                                                    EXHIBIT 3(i)

                            ARTICLES OF AMENDMENT TO
                                   CHARTER OF
                      FIRST TENNESSEE NATIONAL CORPORATION


         Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Charter:

         1.      The name of the corporation is First Tennessee National
                 Corporation.

         2.      The amendment adopted is as follows:

                 Section (a) of Article 6 of the Company's Charter is amended to read as follows:

                 "(a) One Hundred Million (100,000,000) shares of common stock of a par value of $2.50 each; and".

         3. The amendment was duly adopted at a meeting of the shareholders on April 19, 1994.

         4. The amendment shall be effective when filed by the Secretary of State.


                                        First Tennessee National Corporation


                                        By: Lenore S. Creson
                                            ---------------------------
                                            Lenore S. Creson, Secretary

DATE:  April 19, 1994.

                            ARTICLES OF AMENDMENT TO
                                   CHARTER OF
                      FIRST TENNESSEE NATIONAL CORPORATION

         Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following Articles of Amendments to its Restarted Charter:

         1.      The name of the corporation is First Tennessee National
                 Corporation.

         2.      The amendment adopted is as follows:

                 Section (a) of Article 6 of the Company's Restated Charter is amended to read as follows:

                 "(a) Two hundred million (200,000,000) shares of common stock of a par value of $1.25 each; and".

         3. The amendment was duly adopted by the Board of Directors on January 16, 1996, without shareholder action, no such shareholder action being required.

         4.      The amendment shall become effective on February 16, 1996.

                                          First Tennessee National Corporation


                                          By:      Lenore S. Creson
                                             -----------------------------------
                                                   Lenore S. Creson, Secretary

DATE:    January 16, 1996.